Exhibit 99.4

SEMTECH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effects of the proposed acquisition of Sierra Wireless, Inc. (the “Seller” or “Sierra Wireless”) by Semtech Corporation (the “Buyer”, “Semtech”, “Parent”, or “Company”) (the “Acquisition”) and the related financing transactions which includes the expected draw down of our existing revolving credit facility (the “Revolving Credit Facility”), the borrowing under our term loan commitments (the “New Term Loan”) and proceeds from the issuance of the Convertible Senior Notes due 2027 (the “Notes”) (the “Financing”, collectively with the Acquisition, the “Transactions”).

The financial information for Semtech is based on a 52 or 53-week fiscal year ending on the last Sunday in January, while the financial information for Sierra Wireless is based on a 12-month fiscal year ending on December 31 of each year. The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had been completed as of July 31, 2022, and combines the condensed consolidated balance sheet of Semtech as of July 31, 2022 with the consolidated balance sheet of Sierra Wireless as of June 30, 2022.

The unaudited pro forma condensed combined statements of income give effect to the Transactions as if they had occurred on February 1, 2021, the beginning of Semtech’s prior fiscal year. The unaudited pro forma condensed combined statement of income for the year ended January 30, 2022 combines the consolidated statement of income of Semtech for its fiscal year ended January 30, 2022 and the consolidated statement of operations of Sierra Wireless for its fiscal year ended December 31, 2021. The unaudited pro forma condensed combined statement of income for the six months ended July 31, 2022 combines the condensed consolidated statement of income of Semtech for its six month period ended July 31, 2022 and the consolidated statement of operations of Sierra Wireless for its six month period ended June 30, 2022.

The historical financial statements of Semtech and Sierra Wireless have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give estimated pro forma effect to the Transactions through the transaction accounting adjustments. Specifically, the unaudited pro forma condensed combined financial information classifies the Financing and other material transactions related to the Acquisition as “Transaction Accounting Adjustments – Other” and material transactions as described in the Arrangement Agreement (the “Purchase Agreement”) as “Transaction Accounting Adjustments – Acquisition”. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information has not been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with the following:

•	The audited consolidated financial statements of Semtech as of and for the year ended January 30, 2022, and the related notes, included in Semtech’s Annual Report on Form 10-K for the fiscal year ended January 30, 2022.

•	The unaudited condensed consolidated financial statements of Semtech as of and for the six months ended July 31, 2022, and the related notes, included in Semtech’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2022;

•	The audited consolidated financial statements of Sierra Wireless as of and for the fiscal year ended December 31, 2021, and the related notes, included in Exhibit 99.2 of Semtech’s Current Report on Form 8-K of which this Exhibit 99.4 forms a part; and

•	The unaudited consolidated financial statements of Sierra Wireless as of and for the six months ended June 30, 2022, and the related notes, included in Exhibit 99.3 of Semtech’s Current Report on Form 8-K of which this Exhibit 99.4 forms a part.

Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma condensed combined financial information. The actual amounts recorded as of the completion of the Acquisition may differ materially from the information presented in the unaudited pro forma condensed combined financial statements as the Acquisition and related Financing have yet to close. As a result, the unaudited pro forma condensed combined financial information is not indicative of what the combined company financial condition or results of operations would have been had the Transactions occurred at an earlier date or on the dates assumed. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2022 for Semtech and June 30, 2022 for Sierra Wireless

($ in thousands)

	Semtech as of July 31, 2022	Sierra Wireless as of June 30, 2022 (Note 3)	Transaction Accounting Adjustments –Other	(Note 6)	Transaction Accounting Adjustments – Acquisition	(Note 6)	Pro Forma Combined
	Historical	Reclassed
Assets
Current assets:
Cash and cash equivalents	$362,150	$127,420	$1,155,636	(a)	$(1,405,799)	(a)	$239,407
Accounts receivable, less allowances	71,105	104,442	-		-		175,547
Inventories	107,628	92,357	-		6,000	(c)	205,985
Prepaid taxes	2,298	-	-		-		2,298
Other current assets	33,905	52,252	-		(1,655)	(k)	84,502
Total current assets	577,086	376,471	1,155,636		(1,401,454)		707,739
Non-current assets:
Property, plant and equipment, net of accumulated depreciation	134,015	25,757	-		-		159,772
Deferred tax assets	26,977	1,186	-		33,348	(e)	61,511
Goodwill	350,306	147,646	-		533,691	(d)	1,031,643
Other intangible assets, net	4,708	34,064	-		415,936	(b)	454,708
Other assets	106,740	15,317	-		(2,751)	(k)	119,306
Total assets	$1,199,832	$600,441	$1,155,636		$(421,230)		$2,534,679
Liabilities and Equity
Current liabilities:
Accounts payable	$53,759	$86,680	$-		$-		$140,439
Current portion of long-term debt, net	-	971	44,750	(f)	(971)	(g)	44,750
Accrued liabilities	86,370	118,624	-		(3,606)	(i)	201,388
Total current liabilities	140,129	206,275	44,750		(4,577)		386,577
Non-current liabilities:
Deferred tax liabilities	1,159	6,022	-		-		7,181
Long term debt, less current portion	171,917	55,452	1,154,136	(f)	(55,451)	(g)	1,326,054
Other long-term liabilities	87,581	51,416	-		-		138,997
Stockholders’ equity:
Common stock	785	476,011	-		(476,011)	(h)	785
Treasury stock	(594,449)	(22)	-		22	(h)	(594,449)
Additional paid-in capital	506,178	39,678	(21,000)	(j)	(39,678)	(h) (j)	485,178
Retained earnings	886,507	(223,319)	(22,250)	(h)	143,393	(h)	784,331
Accumulated other comprehensive loss	(163)	(11,072)	-		11,072	(h)	(163)
Total stockholders’ equity	798,858	281,276	(43,250)		(361,202)		675,682
Noncontrolling interest	188	-	-		-		188
Total equity	799,046	281,276	(43,250)		(361,202)		675,870
Total liabilities and equity	$1,199,832	$600,441	$1,155,636		$(421,230)		$2,534,679

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended July 31, 2022 for Semtech and June 30, 2022 for Sierra Wireless

($ in thousands, except share and per share amounts)

	Semtech Six Months Ended July 31, 2022	Sierra Wireless Six Months Ended June 30, 2022 (Note 3)	Transaction Accounting Adjustments –Other	(Note 7)	Transaction Accounting Adjustments - Acquisition	(Note 7)	Pro Forma Combined
	Historical	Reclassed
Net sales	$411,403	$360,908	$-		$-		$772,311
Cost of sales	145,331	242,663	-		-		387,994
Amortization of acquired technology	-	-	-		26,666	(a)	26,666
Total cost of sales	145,331	242,663	-		26,666		414,660
Gross Profit	266,072	118,245	-		(26,666)		357,651
Operating costs and expenses:
Selling, general and administrative	91,483	65,700	-		(3,457)	(c)	153,726
Impairment	-	10,299	-		-		10,299
Product development and engineering	79,390	35,631	-		-		115,021
Intangible amortization	2,096	6,720	-		(1,942)	(d)	6,874
Gain on sale of business	(17,986)	(9,179)	-		-		(27,165)
Total operating cost and expenses, net	154,983	109,171	-		(5,399)		258,755
Operating income (loss)	111,089	9,074	-		(21,267)		98,896
Interest expense	(2,456)	(1,740)	(34,817)	(e)	2,583	(e)	(36,430)
Non-operating income (loss), net	387	(7,626)	-		-		(7,239)
Investment impairments and credit loss reserves	405	-	-		-		405
Income (loss) before taxes and equity in net gains of equity method investments	109,425	(292)	(34,817)		(18,684)		55,632

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended July 31, 2022 for Semtech and June 30, 2022 for Sierra Wireless

($ in thousands, except share and per share amounts)

	Semtech Six Months Ended July 31, 2022	Sierra Wireless Six Months Ended June 30, 2022 (Note 3)	Transaction Accounting Adjustments –Other	(Note 7)	Transaction Accounting Adjustments - Acquisition	(Note 7)	Pro Forma Combined
	Historical	Reclassed
Provision (benefit) for income taxes	20,088	2,712	(7,485)	(f)	769	(f)	16,084
Net income (loss) before equity in net gains of equity method investments	89,337	(3,004)	(27,332)		(19,453)		39,548
Equity in net gains of equity method investments	307	-	-		-		307
Net income (loss)	$89,644	$(3,004)	$(27,332)		$(19,453)		$39,855
Net loss attributable to noncontrolling interest	(3)	-	-		-		(3)
Net income (loss) attributable to common stockholders	$89,647	$(3,004)	$(27,332)		$(19,453)		$39,858

Earnings (loss) per share:
Basic	$1.41					(g)	$0.63
Diluted	$1.39					(g)	$0.62
Weighted average number of shares used in computing earnings per share:
Basic	63,725					(g)	63,725
Diluted	64,270					(g)	64,270

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended January 30, 2022 for Semtech and December 31, 2021 for Sierra Wireless

($ in thousands, except share and per share amounts)

	Semtech Year Ended January 30, 2022	Sierra Wireless Year Ended December 31, 2021 (Note 3)	Transaction Accounting Adjustments –Other	(Note 7)	Transaction Accounting Adjustments - Acquisition	(Note 7)	Pro Forma Combined
	Historical	Reclassed
Net sales	$740,858	$473,209	$-		$-		$1,214,067
Cost of sales	274,777	316,410	-		7,197	(a)	598,384
Amortization of acquired technology	-	-	-		53,333	(a)	53,333
Total cost of sales	274,777	316,410	-		60,530		651,717
Gross profit	466,081	156,799	-		(60,530)		562,350
Operating costs and expenses:
Selling, general and administrative	168,210	138,569	15,000	(c)	103,684	(c)	425,463
Impairment	-	12,285	-		-		12,285
Product development and engineering	147,925	68,425	-		12,963	(b)	229,313
Intangible amortization	4,942	17,066	-		(7,510)	(d)	14,498
Changes in the fair value of contingent earn-out obligations	(13)	-	-		-		(13)
Total operating cost and expenses, net	321,064	236,345	15,000		109,137		681,546
Operating income (loss)	145,017	(79,546)	(15,000)		(169,667)		(119,196)
Interest expense	(5,091)	(221)	(77,896)	(e)	1,745	(e)	(81,463)
Non-operating income (loss), net	480	(8,959)	-		-		(8,479)
Investment impairments and credit loss reserves	(1,337)	-	-		-		(1,337)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended January 30, 2022 for Semtech and December 31, 2021 for Sierra Wireless

($ in thousands, except share and per share amounts)

	Semtech Year Ended January 30, 2022	Sierra Wireless Year Ended December 31, 2021 (Note 3)	Transaction Accounting Adjustments –Other	(Note 7)	Transaction Accounting Adjustments - Acquisition	(Note 7)	Pro Forma Combined
	Historical	Reclassed
Income (loss) before taxes and equity in net gains of equity method investments	139,069	(88,726)	(92,896)		(167,922)		(210,475)
Provision (benefit) for income taxes	15,539	6	(17,392)	(f)	(10,122)	(f)	(11,969)
Net income (loss) before equity in net gains of equity method investments	123,530	(88,732)	(75,504)		(157,800)		(198,506)
Equity in net gains of equity method investments	2,115	-	-		-		2,115
Net income (loss)	$125,645	$(88,732)	$(75,504)		$(157,800)		$(196,391)
Net loss attributable to noncontrolling interest	(19)	-	-		-		(19)
Net income (loss) attributable to common stockholders	$125,664	$(88,732)	$(75,504)		$(157,800)		$(196,372)

Earnings (loss) per share:
Basic	$1.94					(g)	$(3.04)
Diluted	$1.92					(g)	$(3.04)
Weighted average number of shares used in computing earnings per share:
Basic	64,662					(g)	64,662
Diluted	65,565					(g)	64,662

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of the Transactions

The Acquisition

On August 2, 2022, Semtech, a Delaware corporation, Sierra Wireless, a corporation formed under the Canada Business Corporations Act, and 13548597 Canada Inc., a corporation formed under the Canada Business Corporations Act and wholly owned subsidiary of Semtech (the “Acquirer”), entered into an Arrangement Agreement (the “Purchase Agreement”), pursuant to which the Acquirer will acquire all of the issued and outstanding common shares of Sierra Wireless. Upon closing of the Acquisition (the “Closing” or the “Closing Date”), each common share of Sierra Wireless that is issued and outstanding as of the Closing will transfer to the Acquirer in consideration for the right to receive $31.00 in cash per common share without interest (the “Purchase Consideration”). Additionally, in connection with the Acquisition, each Sierra Wireless equity award granted under Sierra Wireless’ historical equity compensation plans will be converted into the right to receive the Purchase Consideration in an amount in which the equity awards convert into common shares.

In accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the preliminary purchase consideration will be $1,287.8 million as provided for in the Purchase Agreement. In connection with the Acquisition, the Company intends to enter into certain financing transactions, including issuing the Notes, borrowing under a New Term Loan and drawing on its existing Revolving Credit Facility.

The Financing

To fund a portion of the Acquisition, Semtech is issuing Notes for estimated gross proceeds of $250.0 million. Concurrent with the issuance of the Notes, Semtech plans to enter into convertible note hedge and warrant transactions, in which Semtech estimates that approximately $21.0 million of the proceeds from the Notes will be used to pay for the cost of the convertible note hedge transactions (after the cost is partially offset by the proceeds to Semtech from the sale of the warrant transactions). Such estimated amount with respect to the cost of the convertible note hedge transactions is included for illustrative purposes only, and the actual amount of net proceeds used to pay the cost of the convertible note hedge transactions may differ. Separately, Semtech plans to draw down a gross $75.0 million on its existing Revolving Credit Facility and borrow a gross $895.0 million under its New Term Loan. Following the issuance of the Notes, Semtech plans to use any remaining proceeds from the Notes, borrowings under the Revolving Credit Facility and New Term Loan and available cash and cash equivalents to fund the settlement of Sierra Wireless’ existing debt, pay the Purchase Consideration, and pay any related fees and expenses.

The unaudited pro forma condensed combined financial information give effect to the settlement of Sierra Wireless’ existing debt and issuances of new Semtech debt under the Financing.

Treatment of Sierra Wireless’ Historical Share-Based Compensation as a result of the Acquisition

Per the terms of the Purchase Agreement and at the option of the Company, equity awards granted under Sierra Wireless’ historical equity compensation plans will be accelerated, will become fully vested and will be converted into the right to receive the Purchase Consideration for each share of Sierra Wireless common stock subject to such award (and in the case of stock options, less the applicable per share exercise price of such option). The fair value of the awards settled in cash associated with pre-acquisition services of Sierra Wireless’ employees represent a component of the preliminary total purchase consideration, whereas the remaining fair value of the awards settled in cash are excluded from the preliminary purchase consideration and is expensed in the post combination financial statements.

Note 2 – Basis of Presentation

Semtech and Sierra Wireless’ historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in Note 3, certain reclassifications were made to align the presentation of Sierra Wireless’ financial statements with those of Semtech. Semtech has determined that no significant adjustments are necessary to conform Sierra Wireless’ accounting policies to the accounting policies used by Semtech.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the business acquired. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s preliminary estimates of the fair market value of the assets acquired and liabilities assumed. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position. The fair value will be determined and finalized subsequent to the closing of the Acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition.

Note 3 – Semtech and Sierra Wireless Reclassification Adjustments

Certain reclassification adjustments have been made to conform Sierra Wireless’ historical financial statement presentation to Semtech’s financial statement presentation. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income from operations of Semtech or Sierra Wireless.

(a) Refer to the table below for a summary of reclassification adjustments made to conform the presentation of Sierra Wireless’ consolidated balance sheet as of June 30, 2022 with the presentation of Semtech’s condensed combined balance sheet as of July 31, 2022.

Sierra Wireless’ Historical Balance Sheet Line Items	Semtech's Historical Balance Sheet Line Items	Sierra Wireless Balances as of June 30, 2022	Reclassification	Sierra Wireless Balances as of June 30, 2022
(In thousands)				Reclassed
Cash and cash equivalents	Cash and cash equivalents	$127,343	$77	$127,420
Restricted cash		77	(77)	-
Operating lease right-of-use assets		11,163	(11,163)	-
Other assets	Other assets	4,154	11,163	15,317
Accounts payable and accrued liabilities	Accounts payable	192,984	(106,304)	86,680
Deferred revenue		12,320	(12,320)	-
	Accrued liabilities	-	118,624	118,624
Long-term obligations		38,257	(38,257)	-
Operating lease liabilities		13,159	(13,159)	-
	Other long-term liabilities	$-	$51,416	$51,416

(b) Refer to the table below for a summary of adjustments made to conform the presentation of Sierra Wireless’ consolidated statement of operations for the six months ended June 30, 2022 with that of the presentation of Semtech’s condensed combined statement of income for the six months ended July 31, 2022.

Sierra Wireless’ Historical Statements of Operations Line Items	Semtech's Historical Statements of Income Line Items	Sierra Wireless Six Months Ended June 30, 2022	Reclassification	Sierra Wireless Six Months Ended June 30, 2022
(In thousands)				Reclassed
Revenue	Net sales	$-	$360,908	$360,908
IoT Solutions (revenue)		273,386	(273,386)	-
Enterprise Solutions (revenue)		87,522	(87,522)	-
Cost of sales	Cost of sales	-	242,663	242,663
IoT Solutions (cost of sales)		190,848	(190,848)	-
Enterprise Solutions (cost of sales)		51,815	(51,815)	-
Sales and marketing		36,132	(36,132)	-
Administration	Selling, general and administrative	21,849	43,851	65,700
Restructuring		7,719	(7,719)	-
Foreign exchange (loss) gain		(7,633)	7,633	-
Other expense	Non-operating income, net	(1,733)	(5,893)	(7,626)
	Interest expense	$-	$(1,740)	$(1,740)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(c) Refer to the table below for a summary of adjustments made to conform the presentation of Sierra Wireless’ consolidated statement of operations for the fiscal year ended December 31, 2021 with the presentation of Semtech’s consolidated statement of income for the year ended January 30, 2022.

Sierra Wireless’ Historical Statements of Operations Line Items	Semtech's Historical Statements of Income Line Items	Sierra Wireless Year Ended December 31, 2021	Reclassification	Sierra Wireless Year Ended December 31, 2021
(In thousands)				Reclassed
Revenue	Net sales	$-	$473,209	$473,209
IoT Solutions (revenue)		323,075	(323,075)	-
Enterprise Solutions (revenue)		150,134	(150,134)	-
Cost of sales	Cost of sales	-	316,410	316,410
IoT Solutions (cost of sales)		239,310	(239,310)	-
Enterprise Solutions (cost of sales)		77,100	(77,100)	-
Sales and marketing		75,971	(75,971)	-
Administration	Selling, general and administrative	50,104	88,465	138,569
Restructuring		12,255	(12,255)	-
Acquisition-related and integration		239	(239)	-
Foreign exchange (loss) gain		(7,480)	7,480	-
Other expense	Non-operating income, net	(1,700)	(7,259)	(8,959)
	Interest expense	$-	$(221)	$(221)

Note 4 - Conforming Accounting Policies

At this time, except for as discussed in Note 3 to reclassify certain balances presented in the historical financial statements of Sierra Wireless to conform their presentation to that of Semtech, Semtech is not aware of any material differences between the accounting policies of the two companies that would continue to exist subsequent to the application of acquisition accounting. Following the consummation of the Acquisition, Semtech will conduct a more detailed review of Sierra Wireless’ accounting policies in an effort to determine if differences in accounting policies require further adjustment of Sierra Wireless’ results of operations or reclassification of assets or liabilities to conform to Semtech’s accounting policies and classifications. As a result, Semtech may identify additional differences between the accounting policies that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 5 – Preliminary Purchase Price Allocation

(a) Preliminary GAAP Purchase Consideration

The calculation of the estimated purchase consideration is based on the terms of the Purchase Agreement and management’s estimates as of the date of this filing. Therefore, the preliminary GAAP purchase consideration used for purposes of the unaudited pro forma condensed combined financial information may differ materially from the actual purchase consideration.

The preliminary GAAP purchase consideration is as follows:

Preliminary GAAP Purchase Consideration (In thousands)	Amount
Cash consideration to be paid to common shareholders	$1,208,000
Cash consideration to be paid to holders of Sierra Wireless’ equity compensation awards (1)	22,804
Total cash consideration to be paid to selling equity holders	$1,230,804
Sierra Wireless debt to be settled at close (2)	57,000
Preliminary GAAP purchase consideration	$1,287,804

(1) Represents the fair value of the awards to be settled in cash of $2.7 million for the vested options and $20.1 million for the portion of the unvested equity awards attributable to pre-acquisition services of Sierra Wireless’ employees that are subject to acceleration per the terms of the Purchase Agreement. The remaining fair value of the awards to be settled in cash of $55.1 million relates to the unvested portion of the equity awards attributable to the post-combination period and is included in share-based compensation expense in the unaudited pro forma condensed combined statement of income for the year ended January 30, 2022.

(2) Represents the estimated settlement of Sierra Wireless’ existing debt that will be paid at the Closing Date by Semtech. Refer to Note 6(g) for additional information related to the adjustment for the expected settlement of Sierra Wireless’ existing debt as of June 30, 2022.

(b) Allocation of Preliminary GAAP Purchase Consideration

The preliminary allocation of the estimated GAAP purchase consideration for assets to be acquired and liabilities to be assumed is provided throughout the notes of the unaudited pro forma condensed combined financial statements and is reflected as if the Closing Date was July 31, 2022. The final valuation of such assets and liabilities is expected to be completed as soon as practicable subsequent to the Closing Date. The following table provides a summary of the preliminary GAAP purchase consideration allocation by major categories of assets acquired and liabilities assumed based on Semtech management’s preliminary estimate of their respective fair values:

Allocation of Preliminary GAAP Purchase Consideration (In thousands)	Amount
Total preliminary GAAP purchase consideration	$1,287,804
Assets:
Cash and cash equivalents	127,420
Accounts receivable	104,442
Inventories	98,357
Other current assets	50,597
Property, plant and equipment	25,757
Intangible assets	450,000
Deferred tax assets	34,534
Other assets	12,566
Liabilities:
Accounts payable	86,680
Accrued liabilities	153,088
Deferred tax liabilities	6,022
Other long-term liabilities	51,416
Net assets acquired, excluding goodwill	$606,467
Goodwill	$681,337

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 6 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Pro forma adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of July 31, 2022 are as follows:

(a) Reflects adjustment to cash and cash equivalents for the Financing, cash to be paid to acquire Sierra Wireless (refer to Note 5(a)—Preliminary GAAP Purchase Consideration), settlement of equity awards subject to accelerated vesting and cash bonus awards that were not a component of purchase consideration, and transaction costs that were paid in connection with the Acquisition by Semtech. The pro forma adjustment is calculated as follows:

Cash and cash equivalents (In thousands)	Amount
Pro forma transaction accounting adjustments – other:
Cash proceeds from the Financing, net of issuance costs	$1,198,886
Net cash paid for the convertible note hedge, less proceeds received for the related warrant transactions (1)	(21,000)
Commitment fees paid for unused bridge financing	(7,250)
Cash payment related to Sierra Wireless’ employees to be entitled to a severance payout in the form of a cash bonus upon the Closing	(15,000)
Pro forma adjustment to cash and cash equivalents	$1,155,636
Pro forma transaction accounting adjustments – acquisition:
Transaction costs related to the Acquisition (2)	$(21,000)
Cash to be paid for the preliminary GAAP purchase consideration	(1,287,804)
Cash to be paid for Sierra Wireless awards subject to accelerated vesting that were excluded from the preliminary GAAP purchase consideration and a cash bonus to be paid at Acquisition close (3)	(62,532)
Settlement of Seller transaction costs	(34,463)
Pro forma adjustment to cash and cash equivalents	$(1,405,799)

(1) Refer to Note 6(j) for additional information related to the convertible note hedge and warrant transactions.

(2) These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs incurred by Semtech and associated with the Acquisition with a corresponding decrease to accrued liabilities and retained earnings, see Note 6(h) and Note 6(i).

(3) Adjustment includes the fair value of the unvested awards attributable to the post-combination period that are subject to acceleration per the terms of the Purchase Agreement and are to be settled in cash as well as the payment of a cash bonus to be paid to certain Sierra Wireless employees for post-acquisition services performed with a corresponding decrease to retained earnings.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b) Reflects the adjustment to step-up acquired intangible assets to their estimated acquisition-date fair values based upon a preliminary valuation. The pro forma adjustment is calculated as follows:

Intangible assets (In thousands)	Amount	Estimated Remaining Useful Life (in years)
Pro forma transaction accounting adjustments – acquisition:
Intangible assets remeasured at fair value:
Developed technology	$320,000	6
IPR&D	60,000	Not applicable
Customer relationships	50,000	9
Trade name	20,000	5
Preliminary fair value of acquired intangibles	450,000
Elimination of Sierra Wireless’ historical net book value of intangible assets	(34,064)
Pro forma adjustment to intangible assets	$415,936

(c) Reflects the adjustment to step-up inventories to their estimated acquisition-date fair values based upon a preliminary valuation. The pro forma adjustment is calculated as follows:

Inventories (In thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Preliminary fair value of acquired inventories	$98,357
Elimination of Sierra Wireless' historical carrying value of inventories	(92,357)
Pro forma adjustment to inventories	$6,000

(d) Preliminary goodwill adjustment represents the elimination of historical goodwill and excess of the preliminary GAAP purchase consideration over the preliminary fair value of the underlying assets to be acquired and liabilities to be assumed. The actual amount of goodwill to be recorded in connection with the Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed.

Goodwill (In thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
Goodwill per preliminary GAAP purchase consideration allocation (See Note 5(b))	$681,337
Elimination of Sierra Wireless’ historical goodwill	(147,646)
Pro forma adjustment to goodwill	$533,691

(e) Reflects deferred taxes resulting from the release of valuation allowance in certain jurisdictions, pro forma fair value adjustments primarily related to the acquired intangibles, and transaction costs based on the applicable statutory tax rate, net of valuation allowance. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. Additionally, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the valuation allowance, the fair value of the acquired assets and assumed liabilities and transaction costs.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(f) Reflects the issuance of the Notes, the New Term Loan, and the incremental draw down of the existing Revolving Credit Facility, net of unamortized issuance costs, to fund the Acquisition. The pro forma adjustment is calculated as follows:

Proceeds from the Financing (In thousands)	Amount
Pro forma transaction accounting adjustments – other:
Net proceeds from Financing:
New Term Loan	$895,000
Notes	250,000
Revolving Credit Facility	75,000
Debt issuance costs related to the Financing (1)	(21,114)
Pro forma adjustment to debt	$1,198,886
Pro forma transaction accounting adjustments – other to debt:
Current portion of long-term debt, net	$44,750
Long-term debt, net	$1,154,136

(1) Reflects one-time costs that are to be incurred by Semtech and are directly attributable to the Financing. Refer to Note 6(a) that reflects the cash outflow of the costs to be incurred to obtain the borrowings under the New Term Loan and Revolving Credit Facility and proceeds from the Notes.

(g) Reflects the expected settlement of historical Sierra Wireless’ existing debt at Closing. The pro forma adjustment is calculated as follows:

Settlement of Historical Sierra Wireless’ Debt (In thousands)	Amount
Pro forma transaction accounting adjustments – acquisition:
To eliminate the current portion of long-term debt, net	$(971)
To eliminate the non-current portion of long-term debt, net	$(55,451)

(h) Reflects the elimination of Sierra Wireless’ historical equity and other Buyer transaction accounting adjustments. The pro forma adjustment is calculated as follows:

Retained earnings (In thousands)	Amount
Pro forma transaction accounting adjustment - other:
Severance payout in the form of a cash bonus to be paid upon the Closing (See Note 6(a))	$(15,000)
Commitment fees paid for unused bridge financing (See Note 6(a))	(7,250)
Pro forma adjustment to retained earnings	$(22,250)
Pro forma transaction accounting adjustments – acquisition:
Elimination Sierra Wireless retained earnings	$223,319
Cash to be paid for Sierra Wireless awards subject to accelerated vesting that were excluded from the preliminary GAAP purchase consideration (See Note 6(a))	(55,132)
Cash to be paid for a cash bonus to be settled upon the Closing (See Note 6(a))	(7,400)
Buyer transaction costs not accrued for as of July 31, 2022	(17,394)
Pro forma adjustment to retained earnings	$143,393

(i) Reflects the impact to accrued liabilities for the settlement of Buyer transaction costs incurred prior to July 31, 2022 and settled as of the Closing. The adjustment to accrued liabilities is net of the accrued Seller transaction costs assumed by Semtech and settled with cash as of the Closing, refer to Note 6(a).

(j) Reflects the estimated net impact to additional paid-in capital relating to the convertible note hedge and warrant transactions to be entered into in connection with the Notes. For purposes of these unaudited pro forma condensed combined financial information, the convertible note hedge and warrant transactions are assumed to be accounted for as equity instruments, however, the accounting for the convertible note hedge and warrants will be determined and finalized subsequent to the closing of the Financing.

(k) Reflects the elimination of Sierra Wireless’ contract acquisition and fulfillment costs and other capitalized costs as a result of purchase accounting.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 7 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Income

Adjustments included in the accompanying unaudited pro forma condensed combined statements of income for the six months ended July 31, 2022 and the year ended January 30, 2022 are as follows:

(a) Reflects the adjustments to cost of sales to include (i) the incremental expense associated with the step-up in inventories, (ii) the estimated incremental amortization related to the step-up of developed technology intangibles, (iii) incremental share-based compensation expense attributable to post-acquisition services for equity awards due to accelerated vesting as a result of the Acquisition, and (iv) cash bonus awards to be paid attributable to post-acquisition services.

Cost of sales (In thousands)	For the Six Months Ended July 31, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – acquisition:
Inventories step-up	$-	$6,000
Intangibles step-up	26,666	53,333
Share-based compensation expense due to accelerated vesting attributable to post-acquisition services	-	1,056
Cash bonus awards attributable to post-acquisition services	-	141
Pro forma adjustment to cost of sales	$26,666	$60,530

(b) Reflects the adjustments to product development and engineering to include (i) incremental share-based compensation expense attributable to post-acquisition services for equity awards due to accelerated vesting as a result of the Acquisition and (ii) cash bonus awards to be paid attributable to post-acquisition services.

Product development and engineering (In thousands)	For the Six Months Ended July 31, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – acquisition:
Share-based compensation expense due to accelerated vesting attributable to post-acquisition services	$-	$11,429
Cash bonus awards attributable to post-acquisition services	-	1,534
Pro forma adjustment to product development and engineering	$-	$12,963

(c) Reflects the adjustments to selling, general and administrative to include (i) incremental share-based compensation expense attributable to post-acquisition services for equity awards due to accelerated vesting as a result of the Acquisition, (ii) cash bonus awards to be paid attributable to post-acquisition services, and (iii) additional transaction costs incurred subsequent to the second fiscal quarter associated with the Acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Selling, general and administrative (In thousands)	For the Six Months Ended July 31, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – other:
Expense related to Sierra Wireless’ employees to be entitled to a severance payout in the form of a cash bonus	$-	$15,000
Pro forma adjustment to selling, general and administrative	$-	$15,000
Pro forma transaction accounting adjustments – acquisition:
Transaction costs (1)	$(3,457)	$55,314
Share-based compensation expense due to accelerated vesting attributable to post-acquisition services	-	42,646
Cash bonus awards attributable to post-acquisition services	-	5,724
Pro forma adjustment to selling, general and administrative	$(3,457)	$103,684

(1) Represents transaction costs incurred by both Semtech and Sierra Wireless related to the Acquisition. These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs associated with the Acquisition. The adjustment also includes the reversal of transaction costs incurred by both Semtech and Sierra Wireless prior to July 31, 2022 that are related to the Acquisition so they could be recorded as a one-time cost associated with the Acquisition during the year ended January 30, 2022.

(d) Reflects the adjustments to intangible amortization for the removal of historical amortization of intangibles and to record the anticipated amortization of the customer relationships and trade name intangibles based on their preliminary fair value. A sensitivity analysis on amortization expense for the year ended January 30, 2022 and the six months ended July 31, 2022 has been performed to assess the effects a hypothetical 10% increase/(decrease) in the assumed fair value of the amortizable intangible assets, including the completed technology intangibles reflected in cost of sales, which would increase/(decrease) the assumed annual amortization expense by $3.1 million for the six months ended July 31, 2022 and $6.3 million for the year ended January 30, 2022.

(e) Reflects the adjustments to record the estimated interest expense and amortization of the deferred financing costs related to the Financing as well as the removal of historical interest expense related to Sierra Wireless’ existing debt to be settled at the Closing Date. The adjustment was calculated as follows:

Interest expense (In thousands)	For the Six Months Ended July 31, 2022	For the Year Ended January 30, 2022
Pro forma transaction accounting adjustments – other:
New interest expense related to the Financing (1)	$(32,607)	$(66,294)
Amortization of deferred financing costs related to the Financing (1)	(2,210)	(4,352)
Commitment fees paid for unused bridge financing	-	(7,250)
Pro forma adjustments to interest expense	$(34,817)	$(77,896)
Pro forma transaction accounting adjustments – acquisition:
Removal of interest expense related to the historical Sierra Wireless debt	$2,583	$1,745
Pro forma adjustments to interest expense	$2,583	$1,745

(1) Reflects the aggregate interest expense and amortization of debt issuance costs associated with the Financing. The estimated interest expense recognized in the unaudited pro forma condensed combined statement of operations reflects a blended assumed variable interest rate of 4.71% for the New Term Loan, Notes, and Revolving Credit Facility. Actual interest may vary significantly from the estimated pro forma adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A sensitivity analysis on the estimated interest expense for the year ended January 30, 2022 and the six months ended July 31, 2022 has been performed to assess the effect of a hypothetical increase or decrease of 12.5 basis points on the New Term Loan, the Notes, as well as the Revolving Credit Facility. The following table shows the change in the interest expense for the aforementioned facilities:

Sensitivity (In thousands)	For the Six Months Ended July 31, 2022	For the Year Ended January 30, 2022
Interest expense assuming:
Increase of 0.125%	$40	$81
Decrease of 0.125%	$(40)	$(81)

(f) Reflects the income tax impact of the pro forma adjustments utilizing a blended statutory income tax rate in effect of approximately 25.4% for the year ended January 30, 2022 and for the six months ended July 31, 2022. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.

(g) Reflects Semtech’s historical weighted-average shares outstanding and the pro forma combined basic and diluted earnings (loss) per share, which is adjusted to reflect the pro forma net income for the year ended January 30, 2022 and for the six months ended July 31, 2022 as presented on the unaudited pro forma condensed combined statement of operations. The Notes and related warrants are assumed to be issued at or below the money and as a result they are not included in pro forma diluted earnings (loss) per share on an “if converted” basis.